UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

EASTERLY ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

EASTERLY ACQUISITION CORP.
375 Park Avenue, 21st Floor
New York, New York 10152

PROXY STATEMENT SUPPLEMENT

June 25, 2018

TO THE STOCKHOLDERS OF EASTERLY ACQUISITON CORP.:

This is a supplement (this “Supplement”) to the proxy statement of Easterly Acquisition Corp. (the “Company”), dated June 11, 2018 (the “Proxy Statement”), that was sent to the Company’s stockholders in connection with the Company’s special meeting of stockholders to be held at 10:00 a.m., Eastern Time, on June 28, 2018, at 875 Third Avenue, 25th Floor, New York, New York 10022.

At the special meeting, the Company’s stockholders will be asked to consider and vote upon, among other things, proposals to amend (the “Extension Amendments”) the Company’s amended and restated certificate of incorporation and Amended and Restated Investment Management Trust Agreement to extend the date by which the Company has to consummate an initial business combination (the “Extension”) for an additional 153 days, from June 30, 2018 (the “Current Termination Date”) to November 30, 2018 (the “Extended Termination Date”).

Approval of the Extension will allow the Company more time to complete the proposed business combination (the “Sirius Transaction”) pursuant to the Agreement and Plan of Merger, dated as of June 23, 2018 (the “Merger Agreement”), by and among Sirius International Insurance Group, Ltd. (“Sirius”), the Company and Sirius Acquisitions Holding Company III (“Merger Sub”). While we have entered into the Merger Agreement with Sirius and Merger Sub and expect that Sirius will file soon a Registration Statement on Form F-4 with the Securities and Exchange Commission that will include a proxy statement/prospectus, there will not be sufficient time before the Current Termination Date to hold a special meeting at which to conduct a vote for stockholder approval of the Sirius Transaction and consummate the closing of the Sirius Transaction. Accordingly, in order to be able to consummate the Sirius Transaction, we will need to obtain the Extension.

Assuming that Easterly’s stockholders approve the Extension, Sirius has agreed to lend to Easterly $0.03 for each public share that is not redeemed in connection with the stockholder vote to approve the Extension, for each month (or a pro rata portion thereof if less than a month) that is needed by the Company to complete an initial business combination from the Current Termination Date until the Extended Termination Date.

Accordingly, if the Company takes until the Extended Termination Date to complete an initial business combination, which would represent five months from the Current Termination Date, Sirius would make aggregate loans of approximately $2.3 million (assuming no public shares were redeemed in connection with the Extension). Each loan will be deposited in the trust account established in connection with the Company’s initial public offering at the beginning of each monthly period in which such loan is made. Accordingly, if the Extension Amendments are approved and the Extension is completed, and the Company takes the full time through the Extended Termination Date to complete an initial business combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.53 per share, in comparison to the current redemption amount of approximately $10.30 per share. If the Extension is implemented, Sirius will make the first loan on July 2, 2018.

Sirius will not make the loans to the Company unless the Extension Amendments are approved and the Extension is completed. If the Extension Amendments are not approved and the Extension is not completed, Sirius can terminate the Merger Agreement. The loan will be forgiven if the Sirius Transaction does not close by the expiration of the Extension Period.

Only holders of record of the Company’s common stock at the close of business on June 5, 2018 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. As of the close of business on June 5, 2018, there were 20,015,577 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote per share at the special meeting.

Before you vote you should read the Proxy Statement and other documents that the Company has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about the Company and the Extension. If you have questions about the Extension or if you need additional copies of this Supplement, the Proxy Statement, or the proxy card you should contact:

Easterly Acquisition Corp.
375 Park Avenue, 21st Floor
New York, New York 10152
Telephone: (646) 712-8300
Email: info@easterlyacquisition.com

or

Morrow Sodali LLC
470 West Avenue, 3rd Floor
Stamford, Connecticut 06902
Stockholders, please call toll free: (800) 662-5200
Banks and brokers can call collect at: (203) 658-9400
Email: Easterly.info@morrowsodali.com

You may also obtain a free copy of this Supplement, the Proxy Statement and other documents containing information about the Company and the Extension, without charge, at the SEC’s website at www.sec.gov.

This Supplement should be read together with the Proxy Statement. To the extent that the information in this Supplement is inconsistent with the information in the Proxy Statement, the information in this Supplement supersedes the information in the Proxy Statement. Terms that are defined in the Proxy Statement have the same meanings in this Supplement, unless a new definition for such term is provided herein.

All of the Company’s stockholders are cordially invited to attend the special meeting in person. If you are a stockholder of record and you have already provided a proxy, your shares will be voted in accordance with your instructions at the special meeting, unless you affirmatively change your proxy as described in the Proxy Statement. If you have not yet provided a proxy, you are urged to complete, sign, date and return the proxy card that was enclosed with the Proxy Statement previously mailed to you as soon as possible. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker or bank. If you have already instructed your broker or bank how to vote your shares, your shares will be voted in accordance with those instructions at the special meeting, unless you affirmatively change your instructions as described in the Proxy Statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return your proxy card as soon as possible. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Darrell Crate
Chairman of the Board

You are not being asked to vote on any proposed business combination at this time. If the Extension is implemented and you do not elect to redeem your shares, you will retain the right to vote on any proposed business combination when and if one is submitted to stockholders and the right to redeem your shares into a pro rata portion of the trust account in the event a proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Termination Date. Neither the Securities and Exchange Commission nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting.  If you are a stockholder of record, you may also cast your vote in person at the special meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank.  Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

This Supplement is dated June 25, 2018.

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